Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of December 28, 2013

	Name of Subsidiary	Jurisdiction
1.	AVAD LLC	Delaware
2.	Brightpoint, Inc.	Indiana
3.	Brightpoint Device Engineering Services LLC	Indiana
4.	Brightpoint Eclipse LLC	Indiana
5.	Wireless Fulfillment Services Holdings, Inc.	Delaware
6.	Wireless Fulfillment Services LLC	California
7.	Brightpoint Services, LLC	Indiana
8.	Brightpoint North America, Inc.	Indiana
9.	Brightpoint North America L.P.	Delaware
10.	2601 Metropolis LLC	Indiana
11.	501 Airtech Parkway LLC	Indiana
12.	Actify LLC	Indiana
13.	Brightpoint Allpoints LLC	Indiana
14.	Brightpoint Distribution LLC	Indiana
15.	Brightpoint Latin America LLC	Indiana
16.	Brightpoint de Mexico S.A. de C.V.	Mexico
17.	Brightpoint Solutions de Mexico S.A. de C.V.	Mexico
18.	Brightpoint North America Services LLC	Indiana
19.	Touchstone Acquisition LLC	Indiana
20.	Touchstone Wireless Repair and Logistics, LP	Pennsylvania
21.	Touchstone Wireless Latin America LLC	Puerto Rico
22.	Brightpoint International Ltd.	Delaware
23.	Brightpoint Philippines Limited	British Virgin Islands
24.	Brightpoint Thailand, Inc.	Indiana
25.	BPGH LLC	Indiana
26.	Brightpoint Global Holdings II, Inc.	Indiana
27.	Brightpoint (Luxembourg) Sárl	Luxembourg
28.	Brightpoint Switzerland S.A.	Switzerland
29.	Brightpoint EUROPCO B.V.	The Netherlands
30.	Brightpoint Europe ApS	Denmark
31.	Ingram Micro Mobility Denmark A/S	Denmark
32.	Brightpoint France SAS	France
33.	Brightpoint Germany Operations GmbH	Germany
34.	Brightpoint Italy Srl. in liquidazione	Italy
35.	Brightpoint Global Holdings C.V.	The Netherlands
36.	Ingram Micro Slovakia, s.r.o.	Slovakia
37.	CloudBlue Technologies, Inc.	Delaware
38.	DBL Distributing LLC	Delaware
39.	VPN Dynamics, Inc.	Delaware
40.	Ingram Micro Philippines BPO LLC	Delaware

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of December 28, 2013

	Name of Subsidiary	Jurisdiction
41.	Ingram Micro CLBT LLC	Delaware
42.	Ingram Micro CLBT	Pennsylvania
43.	Ingram Micro Delaware Inc.	Delaware
44.	Ingram Micro L.P.	Tennessee
45.	Ingram Micro Texas L.P.	Texas
46.	Ingram Micro Singapore Inc.	California
47.	Ingram Micro Texas LLC	Delaware
48.	Computek Enterprises (U.S.A.) Inc.	Florida
49.	Ingram Export Company Ltd.	Barbados
50.	Ingram Micro Oy	Finland
51.	Ingram Micro (Thailand) Ltd	Thailand
52.	Ingram Micro Logistics Inc.	Cayman Islands
53.	CIM Ventures Inc.	Cayman Islands
54.	Export Services Inc.	California
55.	Securematics, Inc.	California
56.	Ingram Micro SB Inc.	California
57.	Ingram Micro Americas Inc.	California
58.	Ingram Micro Mexico LLC	Indiana
59.	Ìngram Micro Compañia de Servicios, S.A. de C.V.	Mexico
60.	Ingram Micro Mexico, S.A. de C.V.	Mexico
61.	Ingram HoldCo SRL de C.V.	Mexico
62.	Ingram Funding Inc.	Delaware
63.	Ingram Micro Asia Pacific Pte. Ltd	Singapore
64.	Ingram Micro Lanka (Private) Limited	Sri Lanka
65.	Tech Pacific (Thailand) Co., Ltd	Thailand
66.	Ingram Micro Management Company	California
67.	Ingram Micro Global Holdings C.V.	The Netherlands
68.	Ingram Micro Holdings (Australia) Pty Ltd	Australia
69.	Ingram Micro Pty Ltd	Australia
70.	Ingram Micro Australia Pty Ltd	Australia
71.	Brightpoint Australia Pty Ltd	Australia
72.	Ingram Micro Inc.	Ontario, Canada
73.	AVAD Canada Ltd.	Canada
74.	Ingram Micro Holdco Inc.	Ontario, Canada
75.	Ingram Micro LP	Ontario, Canada
76.	Ingram Micro Logistics LP	Ontario, Canada
77.	SoftCom Group Inc.	Ontario, Canada
78.	SoftCom Inc.	Ontario, Canada
79.	SoftCom America, Inc.	Delaware
80.	SoftCom Bilişim Hizmetleri ve Ticaret A.Ş.	Turkey
81.	Ingram Micro Latin America & Caribbean LLC	Delaware
82.	Ingram Micro Chile, S.A.	Chile

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of December 28, 2013

	Name of Subsidiary	Jurisdiction
83.	Ingram Micro Peru, S.A.	Peru
84.	Ingram Micro SAS	Colombia
85.	Ingram Micro SSC (Costa Rica) Ltda.	Costa Rica
86.	Ingram Micro New Zealand Holdings	New Zealand
87.	Brightpoint New Zealand Limited	New Zealand
88.	Tech Pacific Holdings (NZ) Limited	New Zealand
89.	Ingram Micro (NZ) Limited	New Zealand
90.	Ingram Micro Global Holdings S.a.r.l.	Luxembourg
91.	Ingram Micro Global Holdings LLC	Indiana
92.	Ingram Micro Management Company SCS	Luxembourg
93.	Ingram Micro WW Holdings Sarl	Luxembourg
94.	Ingram Micro India Limited	India
95.	Ingram Micro (India) Exports Pte Ltd	Singapore
96.	Ingram Micro Mobility Solutions Limited	India
97.	Ingram Micro Latin America	Cayman Islands
98.	Ingram Micro Argentina, S.A.	Argentina
99.	Ingram Micro Brasil Ltda.	Brazil
100.	Ingram Micro Tecnologia E Informatica Ltda	Brazil
101.	Ingram Micro Caribbean	Cayman Islands
102.	Ingram Micro Luxembourg Sarl	Luxembourg
103.	Ingram Micro Finance Luxembourg Sarl	Luxembourg
104.	Ingram Micro (Europe) PTE Ltd	Singapore
105.	Ingram Micro Coordination Center BVBA	Belgium
106.	Ingram Micro Europe BVBA	Belgium
107.	Ingram Micro SAS	France
108.	Ingram Micro AB	Sweden
109.	Ingram Micro GmbH	Switzerland
110.	Ingram Micro Holding GmbH	Germany
111.	Ingram Micro Pan Europe GmbH	Germany
112.	Ingram Micro Distribution GmbH	Germany
113.	Ingram Micro Israel Ltd	Israel
114.	Ingram Micro ApS	Denmark
115.	Ingram Micro AS	Norway
116.	Bright Creative Communications BV	The Netherlands
117.	Ingram Micro Europe GmbH	Germany
118.	Ingram Macrotron GmbH	Germany
119.	Ingram Micro Administration GmbH	Germany
120.	Macrotron Process Technologies GmbH	Germany
121.	Ingram Micro Portugal LDA	Portugal
122.	Ingram Micro Singapore Holdings S.a.r.l.	Luxembourg
123.	Ingram Micro Asia Ltd.	Singapore
124.	Brightpoint International (Malaysia) Sdn. Bhd.	Malaysia

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of December 28, 2013

	Name of Subsidiary	Jurisdiction
125.	Platinum Waves Wireless Sdn. Bhd.	Malaysia
126.	Megawave Pte Ltd	Singapore
127.	Ingram Micro Singapore (Indo-China) Pte Ltd	Singapore
128.	PT Ingram Micro Indonesia	Indonesia
129.	Ingram Micro Malaysia Sdn Bhd	Malaysia
130.	Ingram Micro Holding (Thailand) Ltd	Thailand
131.	Ingram Micro Hong Kong (Holding) Ltd	Hong Kong
132.	Ingram Micro (China) Ltd	Hong Kong
133.	Ingram Micro (China) Holding & Commercial Co. Ltd.	China
134.	Ingram Micro Trading (Shanghai) Co. Ltd.	China
135.	Shanghai Ingram Micro Logistics Co., Ltd.	China
136.	Shanghai Ingram Micro IT Services Co., Ltd.	China
137.	Ingram Micro Cloud Computing Solution Co., Ltd.	China
138.	Ingram Micro International Trading (Shanghai) Co., Ltd.	China
139.	Tech Pacific (N.Z.) Ltd	New Zealand
140.	Techpac Holdings Limited	Bermuda
141.	Tech Pacific Asia Limited	British Virgin Islands
142.	Tech Pacific (H.K.) Limited	Hong Kong
143.	First Tech Pacific Distributors Sdn Bhd	Malaysia
144.	Tech Pacific Inc.	Philippines
145.	Tech Pacific Mauritius Limited	Mauritius
146.	Techpac Mauritius Limited	Mauritius
147.	Surajami Investment & Trading Co. Ltd	India
148.	Aptec Holdings Limited	Dubai Itnl Financial Centre
149.	A Advanced Logistics Services LLC	United Arab Emirates
150.	Advanced Technology Services FZ LLC	Dubai Internet City Free Zone
151.	Aptec Distribution FZ LLC	Dubai Internet City Free Zone
152.	Track Distribution Middle East LLC	United Arab Emirates
153.	Aptec Holding Egypt LLC	Egypt
154.	Aptec Egypt LLC	Egypt
155.	Aptec Lebanon SAL	Lebanon
156.	Notegarden Limited	England and Wales
157.	Aptec Distribution (SA) Ltd.	British Virgin Islands
158.	Aptec Bilgsayar	Turkey
159.	Track Distribution Middle East FZ LLC	Dubai Internet City Free Zone
160.	Ingram Micro SSC EMEA EOOD	Bulgaria
161.	Ingram Micro BVBA	Belgium
162.	Ingram Micro SL	Spain
163.	Ingram Micro GmbH	Austria
164.	Ingram Micro BV	The Netherlands
165.	Ingram Micro Holdings Ltd	UK
166.	Ingram Micro (UK) Ltd	UK

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of December 28, 2013

	Name of Subsidiary	Jurisdiction
167.	Ingram Micro Magyarorszag Kft	Hungary
168.	Ingram Micro SRL	Italy
169.	Brightpoint Holdings B.V.	The Netherlands
170.	Axess Communication Sp. z o. o	Poland
171.	Ingram Micro Southern Africa (Proprietary) Limited	South Africa
172.	Ingram Micro Mobility Austria Holding GmbH	Austria
173.	Ingram Micro Mobility Austria GmbH	Austria
174.	Brightpoint Costa Rica Limitada	Costa Rica
175.	Brightpoint EMEA Enterprise Limited	Great Britain
176.	Brightpoint European Regional Services, S.L.U.	Spain
177.	Eclipse Support, S.L.U.	Spain
178.	Grupo Busc Person Telecomunicaciones S.L.U.	Spain
179.	Brightpoint Spain S.L.U.	Spain
180.	Busc Person Canarias S.L.U.	Spain
181.	Brightpoint Finland Oy	Finland
182.	Brightpoint Germany Holding GmbH	Germany
183.	Brightpoint Germany GmbH	Germany
184.	Brightpoint GmbH	Germany
185.	Brightpoint Great Britain Limited	Great Britain
186.	Brightpoint India Private Limited	India
187.	Brightpoint International (Hong Kong) Limited	Hong Kong
188.	Brightpoint Netherlands B.V.	The Netherlands
189.	Brightpoint Nordic AB	Sweden
190.	Ingram Micro Mobility AS	Norway
191.	Moobi Norway AS	Norway
192.	Brightpoint Pakistan (Pvt.) Limited	Pakistan
193.	Ingram Micro Philippines, Inc.	Philippines
194.	Ingram Micro Poland Sp. z o.o.	Poland
195.	Brightpoint RUS LLC	Russia
196.	Brightpoint Senegal SARL	Senegal
197.	Brightpoint Singapore Pte. Ltd.	Singapore
198.	Brightpoint Sub Saharan Africa (Proprietary) Limited	South Africa
199.	Brightpoint Sweden Holding AB	Sweden
200.	Brightpoint Sweden AB	Sweden
201.	Brightpoint Vietnam LLC	Vietnam
202.	Dangaard Telecom Portugal, Unipessoal, Lda.	Portugal
203.	Persequor Limited	British Virgin Islands
204.	Persequor Holdings I Ltd.	British Virgin Islands
205.	Brightpoint Middle East FZE	United Arab Emirates
206.	Sequor Systems Ltd.	British Virgin Islands
207.	Brightpoint Solutions FZE	United Arab Emirates
208.	ProMark Technology, Inc.	Maryland

Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation
Global Subsidiaries as of December 28, 2013

	Name of Subsidiary	Jurisdiction
209.	Shipwire, Inc.	Delaware